CINDY SHY, P.C.
                 A professional law corporation
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P.O. Box 380-236 . Ivins, Utah 84738 . Telephone (435) 674-1282 .
                       Fax (435) 673-2127





                        CONSENT OF COUNSEL

The undersigned hereby consents to the reference to the firm of Cindy Shy, P.C, under the caption "Interest of Named Experts and Counsel" to the pre-effective amendment No. 1 to the registration statement on Form SB-2 of View Systems, Inc.



                                        Cindy Shy, P.C.


                                        /s/ Cindy Shy
                                     By ______________________
                                        Cindy Shy, Attorney


Ivins, Utah
January 30, 2006